EXHIBIT 23.2

                            [Letterhead of KPMG LLP]

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Canadian Derivatives Clearing Corporation

We consent to the use of our report dated January 30, 2004, with respect to the balance sheets of Canadian Derivatives Clearing Corporation as of December 31, 2003 and 2002 and the related statements of earnings, retained earnings and cash flows for the years ended December 31, 2003 and 2002, and to the reference to our firm under the heading "Experts" in the Post-Effective Amendment of No. 26 to the Registration Statement (Form S-20 No. 2-69458) and related Prospectus.


                                                      /s/ KPMG LLP

Montreal, Canada                                      Chartered Accountants
March 31, 2004